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                                                                     Exhibit 21

                         AZTEC TECHNOLOGY PARTNERS, INC.

                           Subsidiaries of Registrant


Name of Subsidiary                                       State of Incorporation
------------------                                       ----------------------
Aztec International LLC                                         Delaware
Bay State Computer Group LLC                                    Delaware
Compel LLC                                                      Delaware
Entra Computer Corp.                                                Ohio
Fortran Corp.                                                   Maryland
Mahon Communications Corporations                          Massachusetts
Office Equipment Service Co., Inc.                             Tennessee
Professional Computer Solutions, Inc.                           New York
Professional Network Services, Inc.                          Connecticut